EXHIBIT 6


                                 THIRD AMENDMENT
                                       OF
                              STANDSTILL AGREEMENT
                              --------------------

         The Third Amendment of Standstill Agreement (the "Third Amendment") is made effective as of the 31st day of December, 1997, by and among Pan Am Corporation, a Florida corporation ("Pan Am"), Micky Arison ("Arison"), JMD Delaware, Inc., as trustee of the Micky Arison 1994 "B" Trust (the "B Trust"), JMD Delaware, Inc., as trustee for the Micky Arison 1995 Air Holdings Trust (the "Air Holdings Trust"), MA 1997 Holdings, L.P., a Delaware limited partnership ("MA 1997, L.P."), and MA 1994 B Shares, L.P., a Delaware limited partnership ("B Shares, L.P.").

                              W I T N E S S E T H:

         WHEREAS, Pan Am, the Air Holdings Trust and the B Trust are parties to that certain Standstill Agreement, dated as of March 20, 1997, as amended on August 29, 1997 and November 30, 1997 (the "Standstill Agreement");

         WHEREAS, the Air Holdings Trust desires to transfer 696,429 of its shares (the "Air Holdings Shares") of the common stock, par value $.0001 per share, of Pan Am (the "Common Stock") to MA 1997, L.P.;

         WHEREAS, the B Trust desires to transfer 8,232,142 of its shares (the "B Trust Shares" and, together with the Air Holdings Shares, the "Shares") of Common Stock to B Shares, L.P.;

         WHEREAS, Pan Am is willing to accommodate the Air Holdings Trust and the B Trust by permitting the foregoing transfer of Shares to MA 1997, L.P. and B Shares, L.P., upon the terms and subject to the conditions of this Amendment; and

         WHEREAS, the parties hereto desire to modify the Standstill Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Standstill Agreement as follows:

         1. Capitalized Terms. Unless otherwise defined herein all capitalized terms used herein shall have the same meanings ascribed to such terms in the Standstill Agreement.

         2. Amendment of Standstill Agreement.

                  (a) Consent to Transfer of the Shares. Pan Am hereby consents to the transfer of the Air Holdings Shares to MA 1997, L.P. by the Air Holdings Trust and the transfer of the B Trust Shares to B Shares, L.P. by the B Trust. Notwithstanding any provision of the Third Amendment to the contrary, the foregoing consent is given by Pan Am without prejudice to any rights which Pan Am may have pursuant to the Standstill Agreement with respect to any future transfer or proposed transfer of any Common Stock by any Shareholder.

                  (b) Addition of Parties to Standstill Agreement. The parties hereto each agree that each of MA 1997, L.P. and B Shares, L.P. shall hereby be added as a party to the Standstill Agreement, and each of MA 1997, L.P. and B Shares, L.P. hereby agrees to be bound by all of the provisions thereof as if it were an original signatory thereto.

                  (c) Transfers under Section 4.

                           (i) Each of MA 1997, L.P. and B Shares, L.P. shall be
deemed a Shareholder; provided, however, that all Transfers of Common Stock by MA 1997, L.P. and B Shares, L.P. shall be aggregated and deemed made by a single Shareholder for the purposes of Section 4 of the Standstill Agreement.

                           (ii) After the date hereof, neither the B Trust nor
the Air Holdings Trust shall be deemed to be a Shareholder.

         3. Representation. Each of Arison, MA 1997, L.P. and B Shares, L.P. jointly and severally represent and warrant to Pan Am that (i) all of the outstanding shares of the general partner of MA 1997, L.P. are owned by the JMD Delaware, Inc., as trustee for the Micky Arison 1997 Holdings Trust (the "MA 1997 Trust"); (ii) all of the outstanding shares of the general partner of B Shares, L.P. are owned by the B Trust; and (iii) Arison, his spouse, their descendants and their descendants' spouses are the current and direct beneficiaries of the MA 1997 Trust and the B Trust and that the beneficiaries of the MA 1997 Trust and the B Trust may not be changed during the life of Arison.

         4. Entire Agreement. Except as provided for herein, the Standstill Agreement shall in all other respects remain in full force and effect. The Third Amendment, together with the Standstill Agreement, the First Amendment of Standstill Agreement and Second Amendment of Standstill Agreement, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the parties against whom enforcement for such amendment, supplement or modification is sought. In the event of an inconsistency between the terms of the Third Amendment and the terms of the Standstill Agreement, the terms of the Third Amendment shall be controlling.

         5. Counterparts. The Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         6. Governing Law. The Third Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial.

         7. Intention of Third Amendment. The Third Amendment is made for the sole purpose of accommodating Arison, the Air Holdings Trust, the B Trust, MA 1997, L.P. and B Shares, L.P. It is not the intention of the parties that Pan Am's rights and obligations under the Standstill Agreement be adversely impacted in any way by the Third Amendment, and the Third Amendment shall be construed accordingly.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                               PAN AM CORPORATION

                               By: /s/ John J. Ogilby, Jr.
                                   ------------------------------
                                   Name:  John J. Ogilby, Jr.,
                                   Title: Chief Financial
                                          Officer & General
                                          Counsel


                               THE MICKY ARISON 1995 AIR HOLDINGS
                               TRUST

                               By: JMD DELAWARE, INC., as Trustee

                               By: /s/ Jonathan R. Bell
                                   ------------------------------
                                   Name: Jonathan R. Bell
                                   Title: Vice President


                                   /s/ Micky Arison
                                   ------------------------------
                                   MICKY ARISON

                               MA 1997 HOLDINGS, L.P.

                               By: MA 1997 Holdings, Inc.,
                                   as General Partner

                               By: /s/ Jonathan R. Bell
                                   ------------------------------
                                   Name: Jonathan R. Bell
                                   Title: Vice President


                               THE MICKY ARISON 1994 "B" TRUST

                               By: JMD DELAWARE, INC., as Trustee

                               By: /s/ Jonathan R. Bell
                                   ------------------------------
                                   Name: Jonathan R. Bell
                                   Title: Vice President


                               MA 1994 B SHARES, L.P.

                               By: MA 1994 B Shares, Inc.,
                                   as General Partner

                               By: /s/ Jonathan R. Bell
                                   ------------------------------
                                   Name: Jonathan R. Bell
                                   Title: Vice President